                                                               Exhibit (h)(1)(i)

                         AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                                AGENCY AGREEMENT
                                     BETWEEN
                                    THE FUNDS
                                       AND
                                DST SYSTEMS, INC.

                                             TYPE OF          STATE OF      TAXPAYER
TAXPAYER/FUND NAME                        ORGANIZATION      ORGANIZATION    I.D. NO.
------------------                       ---------------   -------------   ----------
ING CORPORATE LEADERS TRUST FUND         Trust             New York        13-6061925

ING EQUITY TRUST                         Business Trust    Massachusetts       N/A
   ING Convertible Fund                                                    33-0552461
   ING Disciplined LargeCap Fund                                           06-1533751
   ING Equity and Bond Fund                                                33-0552418
   ING Financial Services Fund                                             95-4020286
   ING LargeCap Growth Fund                                                33-0733557
   ING LargeCap Value Fund                                                 20-0437128
   ING MidCap Opportunities Fund                                           06-1522344
   ING MidCap Value Choice Fund                                            20-2024800
   ING MidCap Value Fund                                                   86-1048451
   ING Principal Protection Fund                                           86-1033467
   ING Principal Protection Fund II                                        86-1039030
   ING Principal Protection Fund III                                       86-1049217
   ING Principal Protection Fund IV                                        82-0540557
   ING Principal Protection Fund V                                         27-0019774
   ING Principal Protection Fund VI                                        48-1284684
   ING Principal Protection Fund VII                                       72-1553495
   ING Principal Protection Fund VIII                                      47-0919259
   ING Principal Protection Fund IX                                        20-0453800
   ING Principal Protection Fund X                                         20-0584080
   ING Principal Protection Fund XI                                        20-0639761
   ING Principal Protection Fund XII                                       20-1420367
   ING Principal Protection Fund XIII                                      20-1420401
   ING Principal Protection Fund XIV                                       20-1420432
   ING Real Estate Fund                                                    43-1969240
   ING SmallCap Opportunities Fund                                         04-2886856
   ING SmallCap Value Choice Fund                                          20-2024826
   ING SmallCap Value Fund                                                 86-1048453

ING FUNDS TRUST                          Statutory Trust   Delaware        N/A
   ING Classic Money Market Fund                                           23-2978935

                                                        TYPE OF          STATE OF     TAXPAYER
TAXPAYER/FUND NAME                                   ORGANIZATION     ORGANIZATION    I.D. NO.
------------------                                  --------------   -------------   ----------
ING FUNDS TRUST (CONTINUED)
   ING GNMA Income Fund                                                              22-2013958
   ING High Yield Bond Fund                                                          23-2978938
   ING Institutional Prime Money Market Fund                                         20-2990793
   ING Intermediate Bond Fund                                                        52-2125227
   ING National Tax-Exempt Bond Fund                                                 23-2978941

ING INVESTMENT FUNDS, INC.                          Corporation      Maryland           N/A
   ING MagnaCap Fund                                                                 22-1891924

ING INVESTORS TRUST                                 Business Trust   Massachusetts      N/A
   ING AIM Mid Cap Growth Portfolio                                                  13-3851354
   ING Alliance Mid Cap Growth Portfolio                                             51-0380290
   ING American Funds Growth Portfolio                                               55-0839555
   ING American Funds Growth-Income Portfolio                                        55-0839542
   ING American Funds International Portfolio                                        55-0839952
   ING Capital Guardian Managed Global Portfolio                                     51-0377646
   ING Capital Guardian Small/Mid Cap Portfolio                                      13-3869101
   ING Capital Guardian U.S. Equities Portfolio                                      23-3027332
   ING Eagle Asset Capital Appreciation Portfolio                                    13-3793993
   ING Evergreen Health Sciences Portfolio                                           20-0573913
   ING Evergreen Omega Portfolio                                                     20-0573935
   ING FMR(SM) Diversified Mid Cap Portfolio                                         25-6725709
   ING FMR(SM) Earnings Growth Portfolio                                             20-1794099
   ING Global Resources Portfolio                                                    95-6895627
   ING Goldman Sachs Tollkeeper(SM) Portfolio                                        23-3074142
   ING International Portfolio                                                       23-3074140
   ING Janus Contrarian Portfolio                                                    23-3054937
   ING Jennison Equity Opportunities Portfolio                                       13-6990661
   ING JPMorgan Emerging Markets Equity Portfolio                                    52-2059121
   ING JPMorgan Small Cap Equity Portfolio                                           02-0558352
   ING JPMorgan Value Opportunities Portfolio                                        20-1794128
   ING Julius Baer Foreign Portfolio                                                 02-0558388
   ING Legg Mason Value Portfolio                                                    23-3054962
   ING LifeStyle Aggressive Growth Portfolio                                         20-0573999
   ING LifeStyle Growth Portfolio                                                    20-0573986
   ING LifeStyle Moderate Growth Portfolio                                           20-0573968
   ING LifeStyle Moderate Portfolio                                                  20-0573946
   ING Limited Maturity Bond Portfolio                                               95-6895624
   ING Liquid Assets Portfolio                                                       95-6891032
   ING MarketPro Portfolio                                                           20-2990523
   ING MarketStyle Growth Portfolio                                                  20-2990561
   ING MarketStyle Moderate Growth Portfolio                                         20-2990595

                                                           TYPE OF          STATE OF      TAXPAYER
TAXPAYER/FUND NAME                                       ORGANIZATION     ORGANIZATION    I.D. NO.
------------------                                     ---------------   -------------   ----------
ING INVESTORS TRUST (CONT.)
   ING MarketStyle Moderate Portfolio                                                    20-2990628
   ING Marsico Growth Portfolio                                                          51-0380299
   ING Marsico International Opportunities Portfolio                                     20-1794156
   ING Mercury Focus Value Portfolio                                                     02-0558367
   ING Mercury Large Cap Growth Portfolio                                                02-0558346
   ING MFS Mid Cap Growth Portfolio                                                      51-0380288
   ING MFS Total Return Portfolio                                                        51-0380289
   ING MFS Utilities Portfolio                                                           20-2455961
   ING Oppenheimer Main Street Portfolio(R)                                              51-0380300
   ING PIMCO Core Bond Portfolio                                                         51-0380301
   ING PIMCO High Yield Portfolio                                                        02-0558398
   ING Pioneer Fund Portfolio                                                            20-1487161
   ING Pioneer Mid Cap Value Portfolio                                                   20-1487187
   ING Salomon Brothers All Cap Portfolio                                                23-0326348
   ING Salomon Brothers Investors Portfolio                                              23-3027331
   ING Stock Index Portfolio                                                             55-0839540
   ING T. Rowe Price Capital Appreciation Portfolio                                      95-6895626
   ING T. Rowe Price Equity Income Portfolio                                             95-6895630
   ING UBS U.S. Allocation Portfolio                                                     23-3054961
   ING Van Kampen Equity Growth Portfolio                                                02-0558376
   ING Van Kampen Global Franchise Portfolio                                             02-0558382
   ING Van Kampen Growth and Income Portfolio                                            13-3729210
   ING Van Kampen Real Estate Portfolio                                                  95-6895628
   ING VP Index Plus International Equity Portfolio                                      20-2990679

ING MAYFLOWER TRUST                                    Business Trust    Massachusetts      N/A
   ING International Value Fund                                                          06-1472910

ING MUTUAL FUNDS                                       Statutory Trust   Delaware           N/A
   ING Emerging Countries Fund                                                           33-0635177
   ING Foreign Fund                                                                      72-1563685
   ING Global Equity Dividend Fund                                                       55-0839557
   ING Global Real Estate Fund                                                           86-1028620
   ING Global Value Choice Fund                                                          33-0552475
   ING International Fund                                                                22-3278095
   ING International Value Choice Fund                                                   20-2024764
   ING International SmallCap Fund                                                       33-0591838
   ING Precious Metals Fund                                                              13-2855309
   ING Russia Fund                                                                       22-3430284

                                                            TYPE OF          STATE OF      TAXPAYER
TAXPAYER/FUND NAME                                        ORGANIZATION     ORGANIZATION    I.D. NO.
------------------                                      ---------------   -------------   ----------
ING PARTNERS, INC.                                      Corporation       Maryland            N/A
   ING American Century Large Company Value Portfolio                                     52-2354157
   ING American Century Select Portfolio                                                  52-2354143
   ING American Century Small Cap Value Portfolio                                         45-0467862
   ING Baron Small Cap Growth Portfolio                                                   75-3023525
   ING Fidelity(R) VIP Contrafund(R) Portfolio                                            20-1351800
   ING Fidelity(R) VIP EquityIncome Portfolio                                             20-1352142
   ING Fidelity(R) VIP Growth Portfolio                                                   20-1352125
   ING Fidelity(R) VIP Mid Cap Portfolio                                                  20-1352148
   ING Fundamental Research Portfolio                                                     52-2354152
   ING Goldman Sachs(R) Capital Growth Portfolio                                          52-2354149
   ING Goldman Sachs(R) Core Equity Portfolio                                             51-0457737
   ING JPMorgan Fleming International Portfolio                                           06-1496079
   ING JPMorgan Mid Cap Value Portfolio                                                   75-3023510
   ING MFS Capital Opportunities Portfolio                                                06-1496058
   ING OpCap Balanced Value Portfolio                                                     52-2354147
   ING Oppenheimer Global Portfolio                                                       75-3023503
   ING Oppenheimer Strategic Income Portfolio                                             20-1544721
   ING PIMCO Total Return Portfolio                                                       75-3023517
   ING Salomon Brothers Aggressive Growth Portfolio                                       06-1496052
   ING Salomon Brothers Fundamental Value Portfolio                                       52-2354160
   ING Salomon Brothers Large Cap Growth Portfolio                                        51-0457738
   ING Solution 2015 Portfolio                                                            20-2456044
   ING Solution 2025 Portfolio                                                            47-0951928
   ING Solution 2035 Portfolio                                                            20-2456104
   ING Solution 2045 Portfolio                                                            20-2456138
   ING Solution Income Portfolio                                                          20-2456008
   ING T. Rowe Price Diversified Mid Cap Growth
   Portfolio                                                                              52-2354156
   ING T. Rowe Price Growth Equity Portfolio                                              06-1496081
   ING UBS U.S. Large Cap Equity Portfolio                                                06-1496055
   ING Van Kampen Comstock Portfolio                                                      75-3023521
   ING Van Kampen Equity and Income Portfolio                                             52-2354153

ING PRIME RATE TRUST                                    Business Trust    Massachusetts   95-6874587

ING SENIOR INCOME FUND                                  Statutory Trust   Delaware        86-1011668

ING VARIABLE INSURANCE TRUST                            Statutory Trust   Delaware            N/A
   ING GET U.S. Core Portfolio - Series 1                                                 43-2007006

                                                            TYPE OF          STATE OF      TAXPAYER
TAXPAYER/FUND NAME                                        ORGANIZATION     ORGANIZATION    I.D. NO.
------------------                                       --------------   -------------   ----------
ING VARIABLE INSURANCE TRUST (CONT.)
   ING GET U.S. Core Portfolio - Series 2                                                 41-2107140
   ING GET U.S. Core Portfolio - Series 3                                                 32-0090501
   ING GET U.S. Core Portfolio - Series 4                                                 32-0090502
   ING GET U.S. Core Portfolio - Series 5                                                 32-0090504
   ING GET U.S. Core Portfolio - Series 6                                                 32-0090505
   ING GET U.S. Core Portfolio - Series 7                                                 83-0403223
   ING GET U.S. Core Portfolio - Series 8                                                 20-1420513
   ING GET U.S. Core Portfolio - Series 9                                                 20-1420578
   ING GET U.S. Core Portfolio - Series 10                                                20-2936139
   ING GET U.S. Core Portfolio - Series 11                                                20-2936166
   ING GET U.S. Core Portfolio - Series 12                                                20-2936189
   ING GET U.S. Opportunity Portfolio - Series 1                                          43-2007032
   ING GET U.S. Opportunity Portfolio - Series 2                                              TBD
   ING VP Global Equity Dividend Portfolio                                                25-6705433

ING VARIABLE PRODUCTS TRUST                              Business Trust   Massachusetts       N/A
   ING VP Convertible Portfolio                                                           86-1028318
   ING VP Disciplined LargeCap Fund                                                       06-6397003
   ING VP Financial Services Portfolio                                                    86-1028316
   ING VP High Yield Bond Portfolio                                                       06-6396995
   ING VP International Value Portfolio                                                   06-6453493
   ING VP LargeCap Growth Portfolio                                                       86-1028309
   ING VP MagnaCap Portfolio                                                              06-6493762
   ING VP MidCap Opportunities Portfolio                                                  06-6493760
   ING VP Real Estate Portfolio                                                           20-0453833
   ING VP SmallCap Opportunities Portfolio                                                06-6397002

ING VP EMERGING MARKETS FUND, INC.                       Corporation      Maryland        06-1287459

ING VP NATURAL RESOURCES TRUST                           Business Trust   Massachusetts   22-2932678

USLICO SERIES FUND                                       Business Trust   Massachusetts       N/A
   The Asset Allocation Portfolio                                                         54-1499147
   The Bond Portfolio                                                                     54-1499901
   The Money Market Portfolio                                                             54-1499149
   The Stock Portfolio                                                                    54-1499398

                                DST SYSTEMS, INC.
                     FEE SCHEDULE FOR ING FUND SERVICES, LLC
                        MARCH 1,2004 - FEBRUARY 28,2006

A. CUSIP BASE FEES:
   ING Funds                                               $500.00 per fund per year
   Principal Protection Funds                              $375.00 per fund per year
   Variable Annuity Funds                                  $100.00 per fund per year

B. ACCOUNT FEES:
   NSCC Level 3 Open Accounts
      ING Funds                                            $6.65 per account per year
      Principal Protection Funds                           $4.96 per account per year
      Variable Annuity Funds                               $6.65 per account per year
   Omnibus Open Accounts
      ING Funds                                            $100.00 per account per year
      Principal Protection Funds                           $75.00 per account per year
      Variable Annuity Funds                               $6.65 per account per year
   Non-Level 3, Non-Omnibus Open Accounts
      ING                                                  $9.15 per account per year
      Principal Protection                                 $6.84 per account per year
      Variable Annuity                                     $9.15 per account per year
   Closed Accounts
      ING Funds                                            $0.75 per account per year
      Principal Protection Funds                           $0.56 per account per year
      Variable Annuity Funds                               $0.75 per account per year

C. TRANSACTION FEES:
   ING Omnibus Transactions                                $0.75 per transaction
   Principal Protection Omnibus Transactions               $0.56 per transaction

D. OTHER SERVICES:
   Incoming Telephone Calls
      First 2,850 calls monthly (110% of 2003 average)     Bundled in open account fee
      Calls in excess of 2,850 monthly                     $4.00 per call
   Anti-Money Laundering                                   $0.15 per account per year
   TA2000 Voice(TM)                                        Included in open account fee
   Lost Shareholder Compliance                             Included in open account fee
   Cost Basis Accounting Fees                              Included in open account fee
   DST NSCC Transaction Fees                               Included in open account fee

DST SYSTEMS, INC.
ING FUND SERVICES FEE SCHEDULE
PAGE 2 OF 3


D. OTHER SERVICES CONTINUED:

   *AWD licenses associated with mutual fund shareholder servicing and mutual fund order desk are included in open account fee. Additional licenses will be bid on an as-needed basis.

E. PROGRAMMING/SUPPORT:

   * Computer/Technical Personnel (Standard 2004 Rates):
      Business Analyst/Tester:
         Dedicated                                            $102,000 per year
         On Request                                           $81.00 per hour
      COBOL Programmer:
         Dedicated                                            $163,000 per year
         On Request                                           $130.00 per hour
      Workstation Programmer:
         Dedicated                                            $199,000 per year
         On Request                                           $163.00 per hour
      Web Developer:
         Dedicated                                            $235,000 per year
         On Request                                           $194.00 per hour
      * Full Service Staff Support:
         Senior Staff Support                                 $75.00 per hour
         Staff Support                                        $55.00 per hour
         Clerical Support                                     $45.00 per hour

      Two dedicated programmers are included in the account fees. All hours above those dedicated programmers will be billed at the then-current rates.

F. SHAREHOLDER CHARGES:

   Fiduciary Trustee Fees:                                    $12.00 per SSN per
                                                              Plan type

DST SYSTEMS, INC.
ING FUND SERVICES FEE SCHEDULE
PAGE 3 OF 3


NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, printing and mailing services, telephone and data communications lines, long distance charges, remote client hardware, disaster recovery (2004: $0.20 per open account per year, subject to change annually), document storage, proxy processing/tabulation/certification, magnetic tapes, microfilm/microfiche/CDROM, bank charges, NSCC charges, lost shareholder vendor charges, Customer Identification Program vendor charges, etc.

B. Any fees or reimbursable expenses not paid within 45 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, except those qualified by an "*", are guaranteed through February 28,2006. Those fees qualified by an "*" are subject to change with 60 days written notice. This agreement is automatically renewable annually upon initial expiration at the discretion of both parties.

D. DST receives net earnings from transfer agency DDA operating account balances where ever the balances are held. Contention on ING legal approval.

Fees Accepted By:


/s/ Illegible                           /s/ Michael J. Roland
-------------------------------------   ----------------------------------------
DST Systems, Inc.                       ING Funds

2/18/2004                               2/18/2004
Date                                    Date

                          VISION(R) MUTUAL FUND GATEWAY                EXHIBIT A
                                  FEE SCHEDULE                       PAGE 1 OF 1


INQUIRY ONLY

Initial Set-up Fee               None
Per View Charge                  $.05 (includes the viewing of fund documents
applicable)                      were
Monthly Minimum charge           None

TRANSACTION PROCESSING

Initial Set-up Fee               $5,000 (If not a current FAN user)
                                 $2,500 (If already using FAN)

Per Transaction Charge           $.50 Purchase, Redeem, Exchange, or Literature
                                 Order
                                 $3.00 Per New Account Set Up
                                 (new account set up may contain multiple
                                 fund/accounts)

DOCUMENTATION HANDLING FEES

Document Submission Scanned      $125.00/Document
Document Submission Electronic   $ 20.00/Document
Document Storage                 $  1.00/Document/Week

Document formatting and related programming charges will be determined per agreement between Customer and Output Technologies Solutions.

Monthly Minimum charge           $500 or actual usage charge if greater than
                                 $500

PER ID CHARGES

Number of ID Breakpoints          ID Charge Breakpoints
------------------------         ----------------------
        1-500                    $5.00 per month/per ID
        501-1000                 $4.00 per month/per ID
        1001-2000                $3.00 per month/per ID
        2001-3000                $2.00 per month/per ID
        3001-+                            None

                                   FAN MAIL(R)                         EXHIBIT B
                                  FEE SCHEDULE                       PAGE 1 OF 2


1.   FILES.

     The following definitions shall apply to this File and Usage Fee Schedule:

     "Account Position File" - This file reports the current share balance and net asset value for every account, regardless of whether the account had activity. This file is generally provided on a monthly basis and consists of two (2) records per account.

     "Direct Financial Activity" - This file is generated as a result of activity being posted to the shareowner account. The information in this file reports all activity involving the movement of money and/or shares (with the exception of distributions) and consists of two (2) records per account.

     "Account Master Position/New Account Activity/Non-Financial Activity" - This file provides registration information on each shareholder account for the planner. The Account Master Position is used to initialize the planner's database. The New Account Activity provides any new accounts established for the planner. The Non-Financial Activity is generated from maintenance activity to the shareowner registration. These files consist of three (3) records per account.

     "Distribution Activity" - This file is used to confirm all activity resulting from the distribution of a dividend, and long or short term capital gain. The file will be generated after the distribution has been applied to the shareholder account. This file consists of two records (2) per account.

     "Daily Price" - The price file consists of the daily offering price and Net Asset Value of every CUSIP (separate security).

2.   USAGE FEES.

     Most "Files" that are made available to Recipients consist of two (2) records per account, each 160 bytes of information being a separate record. Accordingly, by way of example, a position record consists of two (2) 160-byte records. The Account Master Position, New Account Activity and Non-Financial Activity files each contain three (3) records. Each file made available to a Recipient also requires a "header record" and a "trailer record". DST will charge Customer fees per record made available, including header records and trailer records, based on the method of delivery and in accordance with the following schedules. DST will not bill Recipients for the Files made available to them.

     DST will offer Customer discounts based on the amount of each total per record charge per method of delivery incurred by Customer in a month. The following fee and discount schedules will apply:

                                   FAN MAIL(R)                         EXHIBIT B
                                  FEE SCHEDULE                       PAGE 2 OF 2


             DELIVERY VIA INTERNET FTP
LEVEL             PER RECORD FEES
-----        -------------------------
Branch/Rep             $0.018
Dealer                 $0.012
Price File        $0.002 or $1.75
              per Recipient per month,
                 whichever is less

            INTERNET FTP DISCOUNTS
---------------------------------------------
 TOTAL INTERNET             % DISCOUNT ON
PER RECORD FEES         AMOUNT OVER THRESHOLD
---------------         ---------------------
      $0.00-$2,500.00             0%
  $2,501.00-$5,000.00            10%
  $5,001.00-$7,500.00            15%
 $7,501.00-$10,000.00            20%
$10,001.00-$30,000.00            25%
$30,001.00-         +            50%

Monthly FAN Mail Access and Support Charge $500.00

The Monthly FAN Mail Access and Support Charge paid by Customer shall be included in the above amounts for purposes of determining any discount; however, the discount will apply only to the amounts occasioned by the per record charge.

                      NSCC FEES AND OUT-OF-POCKET EXPENSES             EXHIBIT C
                                  FEE SCHEDULE                       PAGE 1 OF 1


SETTLING BANK FEES

     The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC PARTICIPANT FEES

     The NSCC charges $40 per month per management company for datacommunications costs.

     A combined maximum membership fee of $200 per month is charged for Fund/SERV and Networking:

     FUND/SERV:

     Membership Fee - $50 per month

     The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

     NETWORKING:

     Membership Fee - $200 per month

     -    $.02 per account for funds paying dividends on a monthly basis

          -    $.01 per account for funds paying dividends other than monthly

          - Position File Fee: $1.50 per 5,000 records in excess of twice the firm's accounts

     COMMISSION SETTLEMENT:

     Membership Fee - $50 per month

     - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

          - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

          - $.10 per hundred records, per month, for 1,000,001 records and above

Other fees related to NSCC activity may be assessed by the NSCC at their discretion